EXHIBIT 23.2

               [CHILD, VAN WAGONER AND BRADSHAW, PLLC LETTERHEAD]


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation in this Registration Statement of Princeton Security Technologies, Inc. on Form SB-2/A of our report dated February 27, 2007, except Note 6, which is dates May 1, 2007, for the fiscal years ended December 31, 2006 and 2005, and to all references to our firm included in this Registration Statement.




Child, Van Wagoner & Bradshaw, PLLC
May 9, 2007
Salt Lake City, Utah